PROSPECTUS SUPPLEMENT (To Prospectus Dated September 14, 2011, as amended)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-176847

2,625,652 Shares of Common Stock
Warrants to Purchase 1,969,239 Shares of Common Stock
of

NEVADA GOLD & CASINOS, INC.

We are offering 2,625,652 shares of our common stock at a purchase price of $1.65 per share, and warrants to purchase up to 1,969,239 shares of our common stock at an exercise price of $2.18 per share, to certain individuals and institutions for aggregate proceeds of approximately $4,332,327.   The common stock and warrants will be sold in units, with each unit consisting of one share of common stock and the equivalent of a warrant to purchase 0.75 of a share of common stock.  The shares of common stock and warrants will be issued separately but can only be purchased together in this offering.  For a more detailed description of our common stock, see the section entitled “Description of Common Stock,” beginning on page 8, and for a more detailed description of the warrants, see the section entitled “Description of Warrants,” beginning on page 9 of this prospectus supplement.

Our common stock is quoted on the New York Stock Exchange – Amex (the “Exchange”) under the symbol “UWN.”  On November 2, 2011, the last reported sale price of our common stock on the Exchange was $2.01 per share.  As of November 2, 2011, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $25,993,444, which amount is based on 12,932,062 shares of outstanding common stock held by non-affiliates. Following this offering, we have sold the units with an aggregate market value of $4,332,327 pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date hereof.

We have retained Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) to act as a placement agent in connection with this offering to use its “best efforts” to solicit offers to purchase the units.  See “Plan of Distribution” beginning on page 6 of this prospectus supplement for more information regarding this arrangement.

	Per Unit	Total
Offering price	$1.65	$4,332,327
Placement agent fees(1)	$0.0908	$238,278
Proceeds, before expenses, to us	$1.5592	$4,094,049
___________________
(1)
We have also agreed to reimburse Ladenburg Thalmann & Co. Inc. for its reasonable out-of-pocket expenses and to pay the fees of disbursements of its counsel, up to a combined maximum of $45,000 and to issue warrants to purchase up to 78,770 shares of our common stock at an exercise price of $2.18 per share and as described under “Plan of Distribution” in this prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 2 of this prospectus supplement and under similar headings in any other documents that are incorporated by reference herein.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 LADENBURG THALMANN & CO. INC.

This prospectus supplement is dated November 4, 2011

(i)

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities.

You should rely only on this prospectus supplement, the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, or the accompanying prospectus is accurate, as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

All references in this prospectus supplement or the accompanying prospectus to “Nevada Gold,” the “Company,” “we,” “us,” or “our” mean Nevada Gold & Casinos, Inc., unless we state otherwise or the context otherwise requires.

(ii)

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement, the accompanying prospectus and any free writing prospectus distributed by us, including the information contained under the heading “Risk Factors” in this prospectus supplement beginning on page 2 and the financial statements and other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

ABOUT NEVADA GOLD & CASINOS, INC.

We are a developer, owner and operator of 11 gaming facilities in the States of Colorado and Washington. The following properties are wholly owned and operated by us: the Colorado Grande Casino in Cripple Creek, Colorado, the Crazy Moose Casinos in Pasco and Mountlake Terrace, Washington, the Coyote Bob's Roadhouse Casino in Kennewick, Washington, the Silver Dollar Casinos in SeaTac, Bothell and Renton, Washington, the Club Hollywood Casino located in Shoreline, Washington, the Royal Casino located in Everett, Washington, the Red Dragon Casino in Mountlake Terrace, Washington and the Golden Nugget Casino located in Tukwila, Washington. We also have an interest in Buena Vista Development Company, LLC which is working with the Buena Vista Rancheria of Me-Wuk Indians on a Native American casino project to be developed in the City of Ione, California.

We are a Nevada corporation incorporated on April 7, 1977. Our principal offices are located at 50 Briar Hollow Lane, Suite 500W, Houston, TX 77027, telephone number (713) 621-2245, fax number (713) 621-6919, and our website can be found at www.nevadagold.com. Information contained on or accessible through our website does not constitute part of this prospectus supplement or the accompanying prospectus.

1

THE OFFERING

Securities we are offering:	2,625,652 shares of common stock, par value $0.12, and warrants to purchase shares of common stock, par value $0.12
Price per unit:	$1.65 per unit
Shares of Common Stock included:	2,625,652
Warrants included:	1,969,239
Warrant terms:
Each unit includes a warrant to purchase 0.75 of a share of common stock.  Warrants will entitle the holder to purchase shares of common stock for an exercise price equal to $2.18.  Warrants are exercisable beginning six months after the date of issuance and will expire on the fifth anniversary following the initial exercise date.

Closing:	We anticipate that closing that will be completed on or about November 7, 2011.
Shares of common stock outstanding before this offering:	13,194,381
Shares of common stock outstanding after completion of this offering:	15,820,033 (1)
Use of proceeds:	Acquisition of all of the shares of A.G. Trucano, Son & Grandsons, Inc. and related acquisition expenses.
The NYSE Amex symbol	UWN
Risk Factors	See the section entitled “Risk Factors” beginning on page 2 for a discussion of factors you should consider carefully before deciding to invest in our common stock.
___________________
(1)
Based on 13,194,381 shares of common stock outstanding as of November 2, 2011.  Assumes the sale of all 2,625,652 shares offered hereby.  Excludes 1,946,000 shares of common stock subject to options outstanding as of November 2, 2011.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. You should also refer to the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes incorporated by reference in the accompanying prospectus. The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business, results of operations and financial condition could suffer. In that event, the trading price of our common stock could decline and you may lose all or part of your investment in the securities offered if the conversion price or exercise price is in excess of the trading price of our common stock. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements.

As a new investor, you will incur substantial dilution as a result of this offering and future equity issuances, and as result, our stock price could decline.

Based on our capitalization as of July 31, 2011 and after giving effect to our sale of 2,625,652 securities in this offering, investors purchasing the securities in this offering will incur immediately dilution of $0.15 per share of common stock purchased, based on the offering price of $1.65 per security, without giving effect to the potential exercise of warrants offered by this prospectus supplement. The exercise of outstanding options and warrants and future equity issuances, including future public offerings or future private placements of equity securities and any additional shares of common stock issued in connection with acquisitions, will result in dilution to our investors. In addition, the market price of our common stock could fall as a result of resales of any of these shares of common stock to an increased number of shares available for sale in the market.

2

Financing future acquisitions may be difficult.

Our principal challenge is the necessity to obtain financing in order to expand gaming operations, generate cash flow, and service debt obligations. There can be no assurance that such financing will be obtained.

If our key personnel leave us, our business could be adversely affected.

Our success is largely dependent upon the efforts and skills of our key executive officers. The loss of the services of any key executive officer could have a material adverse effect on us. There can be no assurance that we would be able to attract and hire suitable replacements in the event of any such loss of services. We currently have employment agreements with our Chief Executive Officer, our Executive Vice President/Chief Financial Officer and our Vice President/Chief Regulatory & Compliance Officer.

Indebtedness could adversely affect our financial health.

We currently have $15.3 million of indebtedness.  As we increase our debt, our indebtedness could have important consequences and significant effects on our business and future operations. For example, it could:

•	increase our vulnerability to general adverse economic and industry conditions or a downturn in our business;
•	limit our ability to fund future working capital, capital expenditures and other general operating requirements;
•	place us at a competitive disadvantage compared to our competitors that have less debt or greater resources; and
•	limit our ability to borrow additional funds.

The occurrence of any one of these events or conditions could have a material adverse effect on our business, financial condition, results of operations, prospects, ability to service or otherwise satisfy our obligations.

We will require cash to service our indebtedness and fund our gaming operations. Our ability to generate cash depends on many factors beyond our control.

Our success in funding our gaming operations will depend on our ability to generate cash flow from our gaming operations and satisfy repayment of our debt of $11.0 million by October 7, 2014 and $4.0 million by June 30, 2015. Our ability to generate sufficient cash flow to satisfy our debt obligations will depend on our future operating performance that is subject to many economic, competitive, regulatory and business factors that are beyond our control. If we are unable to generate sufficient cash flow to service our debt obligations, we will need to refinance or restructure our debt, sell assets, reduce or delay capital investments or seek to raise additional capital. These measures may not be available to us or, if available, they may not be sufficient to enable us to satisfy our obligations and may restrict our ability to pay operating expenses. If our cash flow is insufficient, we may not be able to service our debt obligations or fund our gaming operations.

We face significant competition from other gaming operations that could have a material adverse effect on our future operations.

There is intense competition among companies in the gaming industry, many of which have significantly greater resources than we do. We compete with numerous casinos of varying quality and size in market areas where our properties are located. The gaming business is characterized by competitors that vary considerably by their size, quality of facilities, number of operations, brand identities, marketing and growth strategies, financial strength and capabilities, level of amenities, management talent and geographic diversity. In most markets, we compete directly with other casino facilities in the immediate and surrounding market areas. If our competitors operate more successfully, if competitors' properties are enhanced or expanded, or if additional casinos are established in and around locations in which we conduct business, we may lose market share. The expansion of casino gaming in or near any geographic area from which we attract or expect to attract a significant number of our customers could have a significant adverse effect on our business, financial condition and results of operations.

3

We are subject to extensive governmental gaming regulation that could adversely affect us. We could be prevented from pursuing future development projects due to changes in the laws, regulations and ordinances (including tribal or local laws) that apply to gaming facilities or the inability of us or our key personnel, significant shareholders or joint venture partners to obtain or retain gaming regulatory licenses.

The gaming industry is highly regulated and we must maintain our licenses in order to continue our operations. Each of our gaming operations is subject to extensive regulation under the laws, rules and regulations of the jurisdiction where located. These laws, rules and regulations generally concern the responsibility, financial stability and character of the owners, managers, and persons with financial interests in the gaming operations. Certain jurisdictions empower their regulators to investigate participation by licensees in gaming outside their jurisdiction and require access to and periodic reports concerning the gaming activities. Violations of laws in one jurisdiction could result in disciplinary action in other jurisdictions. Regulatory authorities have broad powers with respect to the licensing of casino operations and may revoke, suspend, condition or limit our gaming or other licenses, impose substantial fines and take other actions, any one of which could have a significant adverse effect on our business, financial condition and results of operations.

The rapidly changing political and regulatory environment governing the gaming industry (including gaming operations which are conducted on Indian land) makes it impossible for us to accurately predict the effects that an adoption of or changes in the gaming laws, regulations and ordinances will have on us. However, the failure of us, or any of our key personnel, significant shareholders or joint venture partners, to obtain or retain required gaming regulatory licenses could prevent us from expanding into new markets, prohibit us from generating revenues in certain jurisdictions, and subject us to sanctions and fines.

Our business is subject to various federal, state and local laws and regulations in addition to gaming regulations. These laws and regulations include, but are not limited to, restrictions and conditions concerning alcoholic beverages, environmental matters, employees, currency transactions, taxation, zoning and building codes, and marketing and advertising. Such laws and regulations could change or could be interpreted differently in the future, or new laws and regulations could be enacted. Material changes, new laws or regulations, or material differences in interpretations by courts or governmental authorities could adversely affect our results of operations and financial condition.

We cannot ensure that we will be able to comply with or conduct business in accordance with applicable regulations.

We could fail to monetize recorded assets.

We have receivables that are expected to be collected. If we are not able to collect or monetize these assets timely then the lack of such collection may have a negative impact on our projected cash flow. Failure to monetize our recorded assets could have a material adverse effect on our business, financial condition, results of operations, prospects, ability to service or otherwise satisfy our obligations.

There are significant risks in the development and management of casinos that could adversely affect our financial results.

The development and management of casinos require the satisfaction of various conditions, many of which are beyond our control. The failure to satisfy any of such conditions may significantly delay the completion of a project or prevent a project's completion altogether.

The opening of any facility will be contingent upon, among other things, the receipt of all regulatory licenses, permits, approvals and authorizations, the completion of construction and the hiring and training of sufficient personnel. The scope of the approvals to construct and open a casino is extensive, and the failure to obtain such approvals could prevent or delay the completion of construction or opening of all or part of such casino.

No assurance can be given that development activities will begin or will be completed, or that the budget for such a project will not be exceeded, or that we will have the continuing support of the community.

In addition, the regulatory approvals necessary for the construction and operation of casinos are often challenged in litigation brought by government entities, citizens groups and other organizations and individuals. Such litigation can significantly delay the construction and opening of casinos.

4

Major construction projects entail significant risks, including shortages of materials or skilled labor, unforeseen engineering, environmental and/or geological problems, work stoppages, weather interference, and unanticipated cost increases. Delays or difficulties in obtaining any of the requisite licenses, permits, allocations and authorizations from regulatory authorities could increase the total cost, delay or prevent the construction or opening of any casino development. In addition, once developed, no assurances can be given that we will be able to manage the casino on a profitable basis or to attract a sufficient number of guests, gaming customers and other visitors to make the operation profitable.

With each project, we are subject to the risk that our investment may be lost if the project cannot obtain adequate financing to complete development and open the casino successfully. In some cases, we may be forced to provide more financing than originally planned in order to complete development, increasing the risk to us.

Our stock price could be volatile and our trading volume may fluctuate substantially.

The price of our common stock has been and may continue to be volatile. Many factors could have a significant impact on the future price of our common stock, including:

•	our ability to continue our further growth through acquisitions or management contracts;
•	our inability to raise additional capital to fund our operations, whether through the issuance of equity securities or debt;
•	our failure to successfully operate our gaming facilities or otherwise implement our business objectives;
•	the degree of trading liquidity in our common stock.

We have never paid cash dividends and do not intend to do so.

We have never declared or paid cash dividends on our common stock. We currently plan to retain any earnings to finance the growth of our business rather than to pay cash dividends. Payments of any cash dividends in the future will depend on our financial condition, results of operations and capital requirements, as well as other factors deemed relevant by our board of directors.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, any free writing prospectus used in connection with this offering and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.  All forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors set forth in Risk Factors and elsewhere in this prospectus supplement and set forth in our Form 10-K for the fiscal year ended April 30, 2011 and our Form 10-Q for the fiscal quarter ended July 31, 2011.  In addition, forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” or any variations of such words or other words with similar meanings.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus supplement, the accompanying prospectus and the documents that we reference in this prospectus with the understanding that our actual future results may be materially different from what we expect.  Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this prospectus and any supplements to this prospectus, whether as a result of new information, future events or otherwise.

5

CAPITALIZATION

The following table sets forth our capitalization as of July 31, 2011:

•	on an actual basis, and
•
on an as adjusted basis after this offering, giving effect to the sale by us of all 2,625,652 shares offered hereby at an offering price of $1.65 per share, and after deducting the estimated offering expenses payable by us.

The following table does not give effect to the issuance by us of common stock that occurred after July 31, 2011, including:

•	1,946,000 shares of our common stock issuable upon the exercise of options with a weighted average exercise price of $1.62 per share;
•	840,000 shares of our common stock reserved for future grants and awards under our equity incentive plans;
•	419,889 shares of our common stock reserved for future issuance under our employee stock purchase plan;
•	1,969,239 shares of common stock issuable upon exercise of warrants to be issued in connection with this offering; and
•
78,770 shares of shares of common stock issuable upon exercise of warrants to be issued to the Placement Agent in connection with this offering, which are not covered by this prospectus supplement, at an exercise price of $2.18 per share.

You should read this table together with our financial statements and the related notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information, incorporated by reference in this prospectus supplement or the accompanying prospectus from our SEC filings, including our annual report on Form 10-K for the year ended April 30, 2011 and our quarterly report on Form 10-Q for the quarter ended July 31, 2011.

	As of July 31, 2011
	Actual	As Adjusted After This Offering
	(Unaudited)	(Unaudited)
Stockholders equity:
Common stock, $0.12 par value: 50,000,000 authorized, 13,173,546 issued and outstanding, and 15,820,033 issued and outstanding as adjusted after this offering	$1,679,353	$1,994,431
Preferred stock, $0.001 par value: 5,000,000 authorized and no shares issued or outstanding	0	0
Accumulated other comprehensive income	(5,539)	(5,539)
Additional paid-in capital	20,407,929	23,934,568
Accumulated deficit	16,187,348	16,187,348
Treasury Stock	(7,270,461)	(7,270,461)
Total stockholders’ equity	$30,998,630	$34,840,347

PLAN OF DISTRIBUTION

Ladenburg Thalmann & Co. Inc., which we refer to herein as the Placement Agent, has agreed to act as placement agent in connection with this offering.  The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with this offering.  The Placement Agent is not purchasing or selling any security offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of the security, but has agreed to use its best efforts to arrange for the sale of all of the securities offered hereby.  Therefore, we will enter into a purchase agreement directly with investors in connection with this offering and we may not sell the entire amount of the securities offered pursuant to this prospectus supplement.  We have agreed to pay the Placement Agent a placement agent’s fee equal to five and one-half (5.5%) percent of the purchase price of the securities sold in this offering.

6

The following table shows the per unit offered and total placement agent’s fees that we will pay to the Placement Agent in connection with the sale of the shares of common stock and warrants offered pursuant to this prospectus supplement assuming the purchase of all of the shares of common stock and warrants offered hereby:

	Per Unit	Total
Placement agent fees(1)	$0.0908	$238,278
___________________
(1)	We have also agreed to reimburse Ladenburg Thalmann & Co. Inc. for its reasonable out-of-pocket expenses and to pay the fees of disbursements of its counsel, up to a combined maximum of $45,000.

In addition, we have agreed to issue to the Placement Agent, or its designees, warrants exercisable for a number of shares of common stock equal to 3% of the aggregate number of shares of common stock, other than shares of common stock underlying warrants, included in the securities issued in this offering.  The Placement Agent warrants will have substantially the same terms as the warrants offered hereunder and they will be exercisable at any time beginning on the date that is six months from the date of their issuance until 5:00 p.m. (New York time) on the date that is five years following the date thereof at an exercise price of $2.18 per share. Pursuant to FINRA Rule 5110(g)(1), neither the Placement Agent warrants nor any shares of common stock issued upon exercise of the Placement Agent warrants may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date hereof, except the transfer of any security:

•	by operation of law or by reason of our reorganization;
•
to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period;

•	if the aggregate amount of our securities held by the Placement Agent or related person do not exceed 1% of the securities being offered;
•
that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

•	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the units sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  As an underwriter, the Placement Agent would be required to comply with the Securities Act and the Securities Exchange Act of 1934, as amended, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act.  These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the Placement Agent acting as principal.  Under these rules and regulations, the Placement Agent:

•	may not engage in any stabilization activity in connection with our securities; and
•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it have completed their participation in the distribution.

We will indemnify the placement agent against liabilities arising out of a loss arising out of (a) any breach of a representation, warranty or covenant made by us in the placement agent agreement or (b) any activities or services performed by the placement agent pursuant to the placement agent agreement, unless it is finally judicially determined that the liability is a result of the intentional misconduct or gross negligence of the placement agent.

Our obligations to issue and sell the securities to the purchasers is subject to the conditions set forth in the securities purchase agreement, which may be waived by us at our discretion.  A purchaser’s obligation to purchase the securities is subject to the conditions set forth in the securities purchase agreement as well, which may also be waived.

7

At the closing, we will issue the shares of common stock and warrants to the investors. We anticipate that the closing will be completed on or about November 7, 2011.  We estimate the total expenses of this offering that will be payable by us, excluding the Placement Agent’s fees, will be approximately $205,000, which include SEC registration fees, NYSE Amex additional listing fees, legal and accounting costs, and various other fees.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agent agreement and the securities purchase agreement.  Copies of the forms of the placement agent and the securities purchase agreements will be included as exhibits to our Current Report on Form 8-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part.

USE OF PROCEEDS

 We expect to use the net proceeds from the sale of the securities offered by this prospectus supplement for general corporate purposes, including, but not limited to, acquisitions and working capital.

DILUTION

If you invest in our shares of common stock, your ownership interest will be diluted to the extent of the difference between the price you paid per share of common stock in this offering and the net book value per share of our common stock after this offering.  Net book value per share represents total assets less total liabilities, divided by the number of shares of common stock outstanding.  Dilution in net book value per share represents the difference between the amount per share paid by purchasers of shares in this offering and the net book value per share of common stock immediately after the closing of this offering.

Our net book value as of July 31, 2011 was approximately $30,998,630, or approximately $2.35 per share of common stock.  On an as adjusted basis after this offering, our pro forma net book value as of July 31, 2011 would have been approximately $35,134,401, or $2.22 per share of common stock.  This represents an immediate decrease in net book value of $0.15 per share to existing stockholders and an immediate dilution of $0.15 per share to new investors purchasing shares in this offering at the offering price.

The following table illustrates this dilution on a per share basis:

Offering price per share in this offering	$1.65
Net book value per share as of July 31, 2011	2.35
Decrease in net book value attributable to this offering	(0.15)
Pro forma net book value per share as of July 31, 2011, as adjusted after this offering	2.20
Dilution per share to new investors in this offering	$0.15

The calculations above are based on 13,173,546 shares of common stock outstanding as of July 31, 2011 and 15,820,033 shares of common stock outstanding as of July 31, 2011 after giving effect to the sale of all of the shares offered hereby.  These numbers exclude 1,946,000 shares of common stock subject to warrants and options to acquire our shares of common stock as of July 31, 2011.  These numbers also do not give effect to the issuance of 1,969,239 shares of common stock by us upon the exercise of warrants, for an aggregate exercise price of $4,292,941.

DESCRIPTION OF COMMON STOCK

Upon consummation of the offering, assuming the sale of all of the shares offered hereby, 15,820,033 shares of common stock will be issued and outstanding.

For a description of our common stock, please see “Description of Our Capital Stock” in the accompanying base prospectus.

8

DESCRIPTION OF WARRANTS

The material terms and provisions of the warrants being offered under this prospectus supplement are summarized below. This summary is subject to, and is qualified in its entirety by, the form of warrant, which will be provided to the investors in this offering and will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

The warrants provide for an exercise price of $2.18 per share. They will be exercisable beginning six months from the date of their issuance and will expire five years from the initial exercise date.  The exercise price of the warrants will be subject to adjustment in the case of stock splits, stock dividends, share consolidations and similar recapitalization transactions.  The holder of the warrants will not have the right to exercise any portion of the warrant if the holder, together with its affiliates, would, subject to limited exceptions, beneficially own in excess of 4.99% of the number of our common shares outstanding immediately after the exercise. The holder may elect to change this beneficial ownership limitation from 4.99% to up to 9.99% of the number of our common shares outstanding immediately after the exercise upon not less than 61 days’ prior written notice to us.

The holders of warrants must make payment in cash of the exercise price of the shares being acquired upon exercise of the warrants. If, however, we are unable to offer and sell the shares underlying these warrants due to the ineffectiveness of the registration statement of which this prospectus supplement is a part, then the warrants may be exercised on a “net” or “cashless” basis.  No fractional common shares will be issued upon the exercise of the warrants.

If, at any time while the warrant is outstanding, (i) we consolidate or merge with or into another person, (ii) we sell, lease, license, assign, transfer, convey or dispose all or substantially all of our assets, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer is completed pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common stock, (iv) we effect any reclassification, reorganization or recapitalization of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property, or (v) we consummate a stock or share purchase agreement or other business combination with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of common stock (each, a “Fundamental Transaction”), then each holder shall have the right thereafter to receive, upon exercise of the warrant, the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant.

The warrants will not be listed on any national or foreign trading market.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey.  Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the placement agent in connection with certain legal matters related to this offering.

EXPERTS

The consolidated financial statements of Nevada Gold & Casinos, Inc. and Subsidiaries incorporated in the underlying prospectus to this prospectus supplement by reference from the our Annual Report on Form 10-K for the fiscal year ended April 30, 2011, have been audited by Pannell Kerr Forster of Texas, P.C., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we have filed with the SEC. The information we incorporate by reference into this prospectus supplement is an important part of this prospectus supplement. Any statement in a document we incorporate by reference into this prospectus supplement or the accompanying prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus supplement or any other subsequently filed document that is incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus supplement or accompanying prospectus, as applicable, except as modified or superseded.

9

We incorporate by reference into this prospectus supplement the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the year ended April 30, 2011, filed July 14, 2011;
•	Current Reports on Form 8-K filed May 23, 2011, July 22, 2011, October 12, 2011, October 21, 2011, October 25, 2011 and October 28, 2011;
•	Definitive Proxy Statement on Form DEF 14A filed August 26, 2011;
•	Quarterly Report on Form 10-Q for the fiscal period ended July 31, 2011 filed September 14, 2011;
•	Amended Current Reports on Form 8-K/A filed September 14, 2011 and October 28, 2011; and
•	The description of our common stock as set forth in our Registration Statement on Form 8-A12B filed with the SEC on October 9, 2001 (File No. 001-15517).

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of this prospectus supplement and before the termination of this offering shall be deemed incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement.

Statements made in this prospectus supplement or the accompanying prospectus or in any document incorporated by reference in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Nevada Gold & Casinos, Inc.
Attention: Corporate Secretary
50 Briar Hollow Lane, Suite 500W
Houston, TX 77027
Phone: (713) 621-2245

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.  You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

10

PROSPECTUS

$20,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants

NEVADA GOLD & CASINOS, INC.

We may from time to time may offer, issue and sell up to $20,000,000 of any combination of the securities described in this prospectus, either individually or together with other securities described herein. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock upon the exercise of warrants.

We will provide the specific terms of these securities, as well as the prices at which they will be sold, in one or more supplements to this prospectus.  This prospectus may be used to offer and sell securities only if it is accompanied by a prospectus supplement. The prospectus supplement or supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.  We may sell the securities from time to time in one or more separate offerings, in amounts, at prices and on terms to be determined at the time of offering. This prospectus describes the general terms of the securities and the general manner in which the securities may be offered. Each time we offer securities, we will provide a prospectus supplement that will describe the specific terms of the securities offered and the specific manner in which we will offer the securities.THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Our common stock is quoted on the New York Stock Exchange – Amex under the symbol “UWN.”  As of October 18, 2011, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $24,447,267. We have not issued any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 1 of this prospectus and contained in the applicable prospectus supplement and under similar headings in any other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus is dated October ___, 2011

(i)

PROSPECTUS SUMMARY

Whenever we refer to the “Company,” “we,” “us,” “our” or “ours” in this prospectus, unless the context otherwise requires, we mean Nevada Gold & Casinos, Inc., together with its operating subsidiaries, except that in the description of the securities we may offer these terms refer solely to Nevada Gold & Casinos, Inc. and not to any of our subsidiaries.  When we refer to “you” or “yours,” we mean the holders or prospective purchasers of the applicable series of securities.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process or continuous offering process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings up to a total offering amount of $20,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with this prospectus and a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

During our fiscal years ended April 30, 2010 and April 30, 2011, and the three month period ended July 31, 2011, we incurred net losses of $4,749,000, $487,000 and $192,000, respectively.  The net loss in the fiscal year ended April 30, 2010 includes charges of $4.3 million for asset impairments.  At July 31, 2011, we had total outstanding indebtedness of $15.4 million.  Below is a table of net losses and debt for the last three reporting periods:

Period	Net Loss	Total Debt
2010	(4,748,782)	10,000,000
2011	(487,026)	15,130,655
1st Quarter 2012	(191,859)	15,426,200

Pursuant to General Instruction I.B.6 of Form S-3, we are permitted to utilize the registration statement of which this prospectus forms a part to sell a maximum amount of securities equal to one-third of the aggregate market value of the outstanding voting and non-voting common stock held by our non-affiliates in any 12 month period. We may, from to time, offer the securities registered hereby up to this maximum amount. In addition, under current rules of the New York Stock Exchange – Amex, we may be required to obtain shareholder approval prior to issuing shares of our common stock (or securities convertible into shares of our common stock) at a discount from book or market value if the number of shares issuable will be equal to or exceed 20% of our outstanding shares of common stock.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

(ii)

RISK FACTORS

Prior to making an investment decision with respect to the securities that we may offer, prospective investors should carefully consider the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement, in light of their particular investment objectives and financial circumstances.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement delivered with this prospectus and the documents we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In this prospectus, the forward-looking statements are contained throughout this prospectus.  These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements for a number of different reasons, including those stated under the caption “Risk Factors” in our SEC reports incorporated in this prospectus by reference. These risks and uncertainties include, but are not limited to, the following:

•      Our financing of future acquisitions may be difficult.
•      We will require cash to service our indebtedness and fund our gaming operations.
•      Our ability to generate cash and maintain profitability depends on many factors beyond our control.
•      We could fail to monetize recorded assets.
•      There are significant risks in the development and management of casinos that could adversely affect our financial results.
•      The effect of competition in our industry.
•      Our reliance on market acceptance of our gaming offerings.
•      As we increase our debt, our indebtedness could have important consequences and significant effects on our business and future operations, including limiting our ability to fund future working capital, capital expenditures and other general operating requirements, place us at a competitive disadvantage compared to our competitors that have less debt or greater resources and limit our ability to borrow additional funds.
•      We are subject to extensive governmental gaming regulation that could adversely affect us. We could be prevented from pursuing future development projects due to changes in the laws, regulations and ordinances (including tribal or local laws) that apply to gaming facilities or the inability of us or our key personnel, significant shareholders or joint venture partners to obtain or retain gaming regulatory licenses.
•      If our key personnel leave us, our business could be adversely affected.

You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Except as expressly required by the federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. You should read this prospectus, any prospectus supplement delivered with this prospectus and the documents that we reference in this prospectus, or that we have filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

THE COMPANY

We are a developer, owner and operator of 11 gaming facilities in the States of Colorado and Washington. The following properties are wholly owned and operated by us: the Colorado Grande Casino in Cripple Creek, Colorado, the Crazy Moose Casinos in Pasco and Mountlake Terrace, Washington, the Coyote Bob's Roadhouse Casino in Kennewick, Washington, the Silver Dollar Casinos in SeaTac, Bothell and Renton, Washington, the Club Hollywood Casino located in Shoreline, Washington, the Royal Casino located in Everett, Washington, the Red Dragon Casino in Mountlake Terrace, Washington and the Golden Nugget Casino located in Tukwila, Washington. We also have an interest in Buena Vista Development Company, LLC which is working with the Buena Vista Rancheria of Me-Wuk Indians on a Native American casino project to be developed in the City of Ione, California.

We are a Nevada corporation incorporated on April 7, 1977. Our principal offices are located at 50 Briar Hollow Lane, Suite 500W, Houston, TX 77027, telephone number (713) 621-2245, fax number (713) 621-6919, and our website can be found at www.nevadagold.com. Unless specifically incorporated by reference in this prospectus, information that you may find on our website is not part of this prospectus.

THE SECURITIES WE MAY OFFER

We may offer shares of our common stock, preferred stock, debt securities or warrants to purchase our common stock, either individually or in units, with a total value of up to $20,000,000 from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	maturity, if applicable;
•	restrictive covenants, if any;
•	voting or other rights, if any;
•	rates and times of payment of interest or dividends, if any; and
•	redemption, conversion, exercise exchange or sinking fund terms, if any.

A prospectus supplement that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the net proceeds to us.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

USE OF PROCEEDS

 Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including, but not limited to, working capital, payment obligations, capital expenditures and acquisitions. Pending any specific application, we may initially invest funds in debt instruments of the U.S. government and its agencies, corporate debt securities, floating-rate notes and investment grade commercial paper.

DILUTION

We may set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing equity securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;
•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF OUR CAPITAL STOCK

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.12 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. A description of the material terms and provisions of our articles of incorporation and bylaws affecting the rights of the common stock is set forth below. The description is intended as a summary and is qualified in its entirety by reference to our articles of incorporation and bylaws.

Common Stock

Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters on which shareholders are entitled or permitted to vote. Holders of common stock are not entitled to cumulative voting rights. Therefore, holders of a majority of the shares voting for the election of directors can elect all the directors. Subject to the terms of any outstanding series of preferred stock, the holders of common stock are entitled to dividends in amounts and at times as may be declared by our board of directors out of funds legally available. Upon our liquidation or dissolution, holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment of any liquidation preferences to holders of preferred stock. Holders of common stock have no conversion or preemptive rights and no redemption rights.

Our common stock currently trades on the New York Stock Exchange – Amex under the symbol “UWN.” We have appointed American Stock Transfer & Trust Company as the transfer agent and registrar for our common stock.

Preferred Stock

Our preferred stock may have characteristics that affect the rights of holders of our common stock and other securities. See the description of our authorized preferred stock under the heading “Description of Preferred Stock” below.

Redemption Provisions

Our articles of incorporation provides that, upon the determination of our board of directors, our shares of capital stock are subject to repurchase if the ownership of stock of the Company by such shareholder prevents the issuance or renewal of any gaming license which the Company or any of its subsidiaries or affiliates may require. The stock may be redeemed at cost or market price, whichever is less, at the determination of our board of directors.

Nevada Anti-Takeover Statute and Certain Charter and Bylaws Provisions

Provisions of Nevada law and our articles of incorporation and bylaws could make the following more difficult:

•	acquisition of the Company by means of a tender offer;
•	acquisition of the Company by means of a proxy contest or otherwise; or
•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors. Our bylaws may be adopted, repealed, altered, or amended by our board of directors unless the shareholders representing a majority of the shares entitled to vote have expressly provided that the particular provision cannot be amended or repealed by the board of directors.

Classified Board of Directors. Our articles of incorporation and bylaws provide for our board of directors to be divided into three classes of directors serving staggered three-year terms, with as near as possible to one-third of the directors being elected each year.  The articles of incorporation further provide that any newly created directorships shall be apportioned among the classes so as to make all classes as nearly equal in number as possible.

Shareholders Meetings.  Our bylaws provide that only a majority of the authorized number of directors, the chairman of the board, the chief executive officer, or the president may call special meetings of shareholders.

Requirements for Advance Notification of Shareholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Action by Written Consent. Our articles of incorporation and bylaws provide that shareholders may take action at an annual or special meeting of shareholders or by written consent.

Nevada Control Share Laws.  We may become subject to Nevada’s laws that govern the “acquisition” of a “controlling interest” of “issuing corporations.” These laws will apply to us if we have 200 or more shareholders of record, at least 100 of whom have addresses in Nevada, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide generally that any person that acquires a “controlling interest” acquires voting rights in the control shares, as defined, only as conferred by the shareholders of the corporation at a special or annual meeting. In the event control shares are accorded full voting rights and the acquiring person has acquired at least a majority of all of the voting power, any shareholder of record who has not voted in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of its shares.

A person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares.”

These laws may have a chilling effect on certain transactions if our articles of incorporation or bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested shareholders do not confer voting rights in the control shares.

Nevada Regulatory Approvals. Once we become a registered company under Nevada’s gaming laws, we will be required to obtain the approval of the Nevada Gaming Commission with respect to a change of control. In addition, persons seeking to acquire control will be required to meet the requirements of the Nevada gaming authorities before assuming control. These requirements may have the effect of preventing, delaying or making an acquisition of the Company more difficult.

No Cumulative Voting. Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Undesignated Preferred Stock. The authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the Company.

Indemnification of Directors and Officers. Our articles of incorporation and bylaws provide that it we indemnify our directors and officers to the maximum extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law. We also intend to maintain director and officer liability insurance, if available on reasonable terms.

Classified Board of Directors

Our board of directors is divided into three classes of directors as nearly equal in number as possible. Presently, our board of directors consists of six directors. Each director who is elected at an annual meeting of shareholders is elected for a three-year term expiring at the third annual meeting of shareholders after such director’s election. Accordingly, under most circumstances, directors of one class only are elected at each year’s annual meeting of shareholders. If elected, all nominees are expected to serve until the expiration of their respective terms and until their successors are duly elected and qualified.

Removal of Directors

Our bylaws provide that directors may only be removed from office at any annual meeting of the shareholders at which meeting such director is scheduled to stand for re-election, or any special meeting called for this purpose, for or without cause. Only our board of directors is authorized to change the size of our board of directors and may fill vacant directorships resulting from an increase in the number of directors occurring between any two successive annual meetings. Any directorship to be filled by reason of an increase in the number of directors may also be filled by election at an annual meeting or at a special meeting of the shareholders called for that purpose.

Shareholder Action; Special Meetings of Shareholders

Our bylaws provide to our shareholders the ability to act by written consent. Our articles of incorporation and bylaws provide that special meetings of our shareholders may be called only by a majority of our board of directors, our chairman of the board, chief executive officer or president.

Authorized But Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are generally available for our board of directors to issue without shareholder approval. We may use these additional shares for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction.

DESCRIPTION OF PREFERRED STOCK

Our articles of incorporation permits us to issue, without shareholder approval, up to 5,000,000 shares of preferred stock, from time to time and in one or more series and with such designation and preferences for each series as are stated in the resolutions providing for the designation and issue of each such series adopted by our board of directors. No shares of our preferred stock are currently outstanding. Prior to the issuance of shares of each series, the Nevada Revised Statutes and our articles of incorporation require the board of directors to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Nevada. The certificate of designation establishes for each series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including the following:

•	the designation of each series and the number of shares constituting each series;
•	dividend rights and rates and whether any dividends are cumulative, partially cumulative or non-cumulative;
•	rights and terms of redemption, including sinking fund provisions and redemption prices;
•	liquidation preferences;
•	voting rights;
•	conversion rights and terms; and
•	terms concerning the distribution of assets.

All shares of preferred stock offered by this prospectus will, when issued, be validly issued, fully paid and non-assessable. Our board of directors, without shareholder approval, may issue preferred stock with voting rights and other rights that could adversely affect the voting power of the holders of our common stock and could have certain anti-takeover effects. The ability of our board of directors to issue preferred stock without shareholder approval could have the effect of delaying, deferring or preventing a change in control of our company or the removal of existing management.

We will describe in a prospectus supplement relating to the series of preferred stock being offered the following terms:

•	the title and stated value of the preferred stock;
•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;
•	the dividend rates, periods or payment dates or methods of calculation applicable to the preferred stock;
•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;
•	the provision for redemption, if applicable, of the preferred stock;
•	any listing of the preferred stock on any securities exchange;
•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;
•	voting rights, if any, of the preferred stock;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of the Company’s affairs;
•
any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company’s affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;
•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and
•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term “equity securities” does not include convertible debt securities.

This description of our preferred stock should be read in conjunction with the description of our capital stock generally under the heading “Description of Our Capital Stock” above and any prospectus supplement relating to an offering of our preferred stock.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities we will provide the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any series of debt securities, you must refer to both the prospectus supplement relating to that series and the description of the debt securities in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The debt securities will be issued under an indenture between us and the trustee named in the applicable prospectus supplement. As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we issue and the trustee authenticates and delivers under the indenture.  We have summarized the material terms and provisions of the indenture in this section.

General

The debt securities will be our direct obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. The indenture does not limit the amount of debt securities that we may issue and permits us to issue debt securities from time to time. Unless a prospectus supplement relating to debt securities states otherwise, the indenture and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us that may adversely affect holders of the debt securities. Debt securities issued under the indenture will be issued as part of a series that has been established by us under the indenture.

We conduct substantially all of our operations though subsidiaries. As a result, claims of holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a stockholder in any distribution of assets of any subsidiary (and thus the ability of holders of debt securities to benefit from such distribution as our creditors) is junior to creditors of each subsidiary.

We may issue senior debt securities or subordinated debt securities under one or separate indentures that we will enter into with the trustees named in such indentures, which indentures may be supplemented or amended from time to time. Any such one or more indentures are referred to individually in this prospectus as the “indenture” and collectively as the “indentures.” The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to, governed by and qualified under, the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. We have filed a form of the indenture to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and type of the debt securities;
•	any limit on the total principal amount of the debt securities;
•	the price at which the debt securities will be issued;
•	the date or dates on which the principal of and premium, if any, on the debt securities will be payable;
•	the maturity date of the debt securities;
•	if the debt securities will bear interest:
•	the interest rate on the debt securities, and whether the interest rate will be fixed or variable, or the method used to determine the rate at which the debt securities will bear interest;
•	the date from which interest will accrue;
•	the record and interest payment dates for the debt securities;
•	the first interest payment date;
•	any circumstances under which we may defer interest payments;
•	any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities prior to their final maturity;
•	any mandatory redemption or sinking fund provisions that would obligate us to redeem the debt securities prior to their final maturity;
•	whether the debt securities will be secured or unsecured;
•	any subordination provisions;
•	the terms applicable to any debt securities issued at a discount from their stated principal amount;
•
if the debt securities will be convertible into or exchangeable for our common stock or preferred stock at our option or the option of the holders, the provisions relating to such conversion or exchange;

•	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars;
•	any provisions that would permit us or the holders of the debt securities to elect the currency or currencies in which the debt securities are paid;
•	any changes to, or additional events of, default or covenants;
•	whether we will issue the debt securities in whole or in part in the form of global securities and, if so, the depositary for those global securities;
•	any special tax implications of the debt securities; and
•	any other terms of the debt securities.

Denominations

Unless the prospectus supplement states otherwise, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000. If we ever issue bearer securities, we will summarize provisions of the indenture that relate to bearer securities in the applicable prospectus supplement.

Original Issue Discount

Debt securities may be issued under the indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a debt security is an “original issue discount security,” that means that an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the indenture. The applicable prospectus supplement will describe the federal income tax consequences and other special factors which should be considered prior to purchasing any original issue discount securities.

Payment; Transfer

We will designate a place of payment where you can receive payment of the principal of and any premium and interest on the debt securities or transfer the debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the debt securities by mailing a check to the person listed as the owner of the debt securities in the security register or by wire transfer to an account designated by that person in writing not less than fifteen days before the date of the interest payment. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities.

Covenants

We will describe in the prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Conversion and Exchange Rights

We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which the debt securities are convertible or exchangeable into our common stock or preferred stock. Those terms will include:

•	whether the debt securities are convertible into, or exchangeable for, our common stock or preferred stock;
•	the conversion price, exchange ratio, or manner of calculation;
•	the conversion or exchange period;
•	provisions regarding whether conversion or exchange will be at our option or at the option of the holders;
•	the events requiring an adjustment of the conversion price or exchange ratio; and
•	provisions affecting conversion or exchange in the event of the redemption of the debt securities.

Consolidation, Merger or Sale

We may not consolidate or merge with or into any other corporation or convey, transfer, or dispose substantially all of our assets, or accept a conveyance, transfer or disposition of substantially all of the assets of another company unless:

•
the resulting or acquiring corporation, if other than us, expressly assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture; and

•	we deliver to the trustee a supplemental indenture, a form of which shall be reasonably satisfactory to the trustee and executed by the entity formed by such consolidation or merger.

If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring corporation will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the successor corporation may exercise our rights and powers under the indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Events of Default

Unless otherwise stated in the applicable prospectus supplement, an “event of default,” when used in the indenture with respect to any series of debt securities, means any of the following:

•	failure to pay interest on any debt security of that series for 90 days after the payment is due;
•	failure to pay the principal of any debt security of that series when due;
•	failure to observe or perform any other covenant or agreement with respect to that series for a period of 90 days after the date of notice thereof;
•	failure to deposit any sinking fund payment on debt securities of that series when due;
•	certain events in bankruptcy, insolvency or reorganization; or
•	any other event of default that may be specified for the debt securities of that series when that series is created.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration.

The prospectus supplement relating to each series of debt securities that are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The indenture will require us to file an officers’ certificate with the trustee each year that states that certain defaults do not exist under the terms of the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders.

Other than its duties in the case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnification. If reasonable indemnification is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or
•	exercising any trust or power conferred upon the trustee.

The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default with respect to that series;
•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding;

•	the trustee has not started the proceeding within 90 days after receiving the request; and
•
the trustee has not received directions inconsistent with the request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 90 days.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce the payment.

DESCRIPTION OF WARRANTS

 We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

                We may issue warrants to purchase common stock independently or together with other securities. The warrants may be attached to or separate from the other securities. We may issue warrants in one or more series. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will be our agent and will not assume any obligations to any holder or beneficial owner of the warrants.

              The prospectus supplement and the warrant agreement relating to any series of warrants will include specific terms of the warrants. These terms include the following:

•	the title and aggregate number of warrants;
•	the price or prices at which the warrants will be issued;
•	the amount of common stock for which the warrant can be exercised and the price or the manner of determining the price or other consideration to purchase the common stock;
•	the date on which the right to exercise the warrant begins and the date on which the right expires;
•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each other security;
•	any provision dealing with the date on which the warrants and related securities will be separately transferable;
•	any mandatory or optional redemption provision;
•	the identity of the warrant agent; and
•	any other terms of the warrants.

              The warrants will be represented by certificates. The warrants may be exchanged under the terms outlined in the warrant agreement. We will not charge any service charges for any transfer or exchange of warrant certificates, but we may require payment for tax or other governmental charges in connection with the exchange or transfer. Unless the prospectus supplement states otherwise, until a warrant is exercised, a holder will not be entitled to any payments on or have any rights with respect to the shares of common stock or any other related security.

Exercise of Warrants

To exercise the warrants, the holder must provide the warrant agent with the following:

•	payment of the exercise price;
•	any required information described on the warrant certificates;
•	the number of warrants to be exercised;
•	an executed and completed warrant certificate; and
•	any other items required by the warrant agreement.

              If a warrant holder exercises only part of the warrants represented by a single certificate, the warrant agent will issue a new warrant certificate for any warrants not exercised. Unless the prospectus supplement states otherwise, no fractional shares of common stock will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares of common stock otherwise issuable.

              The exercise price and the number of shares of common stock for which each warrant can be exercised will be adjusted upon the occurrence of events described in the warrant agreement, including the issuance of a common stock dividend or a combination, subdivision or reclassification of common stock.  Unless the prospectus supplement states otherwise, no adjustment will be required until cumulative adjustments require an adjustment of at least 1%. From time to time, we may reduce the exercise price as may be provided in the warrant agreement.

              Unless the prospectus supplement states otherwise, if we enter into any consolidation, merger, or sale or conveyance of our property as an entirety, the holder of each outstanding warrant will have the right to acquire the kind and amount of shares of stock, other securities, property or cash receivable by a holder of the number of shares of common stock into which the warrants were exercisable immediately prior to the occurrence of the event.

Modification of the Warrant Agreement

The common stock warrant agreement will permit us and the warrant agent, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

•	to cure any ambiguity;
•	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or
•	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

PLAN OF DISTRIBUTION

Any of the securities being offered hereby may be sold in any one or more of the following ways from time to time:

•	through agents;
•	to or through underwriters;
•	through dealers;
•	directly to purchasers; or
•	in a combination of these methods.

The distribution of the securities may be effected from time to time in one or more transactions, block trades, or any other method, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offers to purchase securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold. We may periodically engage agents or underwriters in connection with at-the-market offerings or negotiated transactions involving our common stock.

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is being delivered to the public. If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such securities will be obligated to purchase all such securities if any are purchased.

We may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the price at which securities are first offered to the public (with additional underwriting commissions or discounts), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and their terms of the transaction will be set forth in the prospectus supplement relating thereto.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto.

If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof.

Each series of securities will be a new issue and, other than our common stock, which is listed on the New York Stock Exchange – Amex, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

In connection with any underwritten offering, the underwriters may purchase and sell securities in the open market. Any underwriter may engage in short sales, over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price and are made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on an exchange or admitted for trading on an automated quotation system, in the over-the-counter market, or otherwise.

Any underwriters that are qualified market makers may engage in passive market making transactions in our common stock in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS

Branko Milosevic, Esq., who will pass upon the validity of the securities being registered, is Associate General Counsel for the Company and holds common stock of the Company and equity compensation awards with respect to common stock of the Company. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements of Nevada Gold & Casinos, Inc. and Subsidiaries incorporated in this prospectus by reference from the our Annual Report on Form 10-K for the fiscal year ended April 30, 2011, have been audited by Pannell Kerr Forster of Texas, P.C., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the year ended April 30, 2011, filed July 14, 2011;
•	Current Reports on Form 8-K filed May 23, 2011, July 22, 2011 and October 12, 2011;
•	Definitive Proxy Statement on Form DEF 14A filed August 26, 2011;
•	Quarterly Report on Form 10-Q for the fiscal period ended July 31, 2011 filed September 14, 2011;
•	Amended Current Report on Form 8-K/A filed September 14, 2011; and
•	The description of our common stock as set forth in our Registration Statement on Form 8-A12B filed with the SEC on October 9, 2001 (File No. 001-15517).

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement as well as all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents by calling our Corporate Secretary at (713) 621-2245 or writing to us at the following address:

Nevada Gold & Casinos, Inc.
Attention: Corporate Secretary
50 Briar Hollow Lane, Suite 500W
Houston, TX 77027

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov. We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site. Our Internet site address is http://www.nevadagold.com. None of the information posted to our web site is incorporated by reference into this prospectus.